UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Crescent Capital BDC, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900
[•], 2020
Dear Stockholder:
You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Crescent Capital BDC, Inc. (the “Corporation”) to be held on Thursday December 17, 2020, at 10:00 a.m. Pacific Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast.
On Wednesday, October 21, 2020, the Corporation announced that Sun Life Financial Inc. (“Sun Life”) entered into a definitive agreement with Crescent Capital Group, LP (“Crescent”), the parent company of Crescent Capital Advisors, LLC (the “Advisor”), the Corporation’s investment adviser, whereby (i) Sun Life would acquire a majority interest in Crescent and receive a call option (the “Call Option”) to acquire the remaining interest in Crescent beginning approximately five years from consummation of the transaction, and (ii) if Sun Life does not exercise such call option, the other holders of interests in Crescent will have a put option (the “Put Option”) to sell all (but not less than all) of their remaining interests to Sun Life (the “Transaction”). Consummation of the Transaction will result in Sun Life having at least a majority indirect ownership interest in the Advisor and could result in Sun Life having 100% indirect ownership of the Adviser if the Put Option or Call Option are exercised. All investment professionals currently managing the Corporation and its investments, and all members of the Advisor’s Investment Committee are expected to maintain their current responsibilities in connection with the Transaction.
In addition, the Advisor expects that following the Transaction the overall management of Crescent, including with respect to the Advisor, will not be materially changed, and will be strengthened by the resources and expertise that Sun Life can provide to Crescent and the Advisor.
Due to the change of control of Crescent, if the Transaction is consummated, it will result in an assignment of the current investment advisory agreement between the Corporation and the Advisor under the Investment Company Act of 1940, as amended (the “1940 Act”) and, as a result, the immediate termination of such investment advisory agreement. Since the current investment advisory agreement will terminate upon completion of the Transaction, the stockholders of the Corporation are being asked to approve a new investment advisory agreement between the Corporation and the Advisor. The new investment advisory agreement will have an initial term of two years. All other substantive terms will remain unchanged from the current investment advisory agreement.
The Notice of Special Meeting and proxy statement accompanying this letter provide a further outline of the Transaction and the business to be conducted at the meeting.
It is very important that your shares be represented at the Special Meeting. Whether or not you plan to attend, I urge you to please complete, date, sign, and mail the enclosed proxy card to us to assure that your shares are represented at the Special Meeting.
On behalf of management and the Board of Directors, we thank you for your continued support of the Corporation.
Sincerely,

[DRAFT]
Jason Breaux Chief Executive Officer

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on December 17, 2020
[•], 2020
Notice is hereby given to holders of shares of common stock of Crescent Capital BDC, Inc., a Maryland corporation (the “Corporation”), that the 2020 Special Meeting of Stockholders (the “Special Meeting”) will be held on Thursday December 17, 2020, at 10:00 a.m. Pacific Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCAP2020SM. For instructions on how to attend and vote your shares at the Special Meeting, see the information in the accompanying Proxy Statement section titled “How to attend and vote at the Special Meeting.”
The Special Meeting is being held for the following purpose:
1.
To approve the Corporation’s entry into a new investment advisory agreement (the “New Advisory Agreement”) between the Corporation and Crescent Capital Advisors, LLC (the “Advisor”), that will replace the current investment advisory agreement with the Advisor.

As discussed in more detail in the accompanying proxy statement, on Wednesday, October 21, 2020, the Corporation announced that Sun Life Financial Inc. (“Sun Life”) entered into a definitive agreement with Crescent Capital Group LP (“Crescent”), the parent company of Crescent Capital Advisors, LLC (the “Advisor”), the Corporation’s investment adviser, whereby (i) Sun Life would acquire a majority interest in Crescent and receive a call option (the “Call Option”) to acquire the remaining interest in Crescent beginning approximately five years from consummation of the transaction, and (ii) if Sun Life does not exercise such call option, the other holders of interests in Crescent will have a put option (the “Put Option”) to sell all (but not less than all) of their remaining interests to Sun Life (the “Transaction”). Consummation of the Transaction will result in Sun Life having at least a majority indirect ownership interest in the Advisor and could result in Sun Life having 100% indirect ownership of the Advisor if the Put Option or Call Option are exercised. All investment professionals currently managing the Corporation and its investments, and all members of the Advisor’s Investment Committee are expected to maintain their current responsibilities in connection with the Transaction.
You have the option to revoke your proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient votes for a quorum or to approve or ratify the foregoing proposal at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.
THE BOARD OF DIRECTORS, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE NEW INVESTMENT ADVISORY AGREEMENT WITH THE CORPORATION’S ADVISOR.
The close of business on Friday October 23, 2020 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or at any adjournment or postponement thereof.
By Order of the Board of Directors,

[DRAFT]
George P. Hawley Secretary
[•], 2020
Los Angeles, California

The proxy statement, a form of proxy card and the Corporation’s 2019 annual report to the stockholders (the “Annual Report”), which consists of the Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), are available online at https://www.crescentbdc.com/investor-relations/sec-filings.
The Board of Directors is requesting your vote. Your vote is important regardless of the number of shares that you own. We encourage you to complete and sign the enclosed proxy card and return it promptly in the enclosed envelope, which needs no postage if mailed in the U.S. You may revoke your proxy at any time before it is exercised.
You may also vote your shares online during the Special Meeting. Instructions on how to vote while participating at the Special Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/CCAP2020SM.

CRESCENT CAPITAL BDC, INC.
11100 Santa Monica Blvd.
Suite 2000
Los Angeles, California 90025
(310) 235-5900
PROXY STATEMENT
SPECIAL MEETING OF STOCKHOLDERS
[•], 2020
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board” and each member thereof, a “Director” and collectively, the “Directors”) of Crescent Capital BDC, Inc., a Maryland corporation (the “Corporation” or “Crescent Capital BDC”), for use at the Corporation’s Special Meeting of Stockholders (the “Special Meeting”) to be held on Thursday December 17, 2020, at 10:00 a.m. Pacific Time, or at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders dated [•], 2020 (the “Notice”). The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/CCAP2020SM and entering your 16-digit control number included in your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on Friday October 23, 2020 (the “Record Date”). The Corporation is a closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Crescent Capital Advisors, LLC, a Delaware limited liability company (the “Advisor”), serves as the investment adviser to the Corporation. CCAP Administration LLC, a Delaware limited liability company (the “Administrator”), serves as the administrator to the Corporation. The principal executive offices of each of the Corporation, the Advisor, and the Administrator are located at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
This Proxy Statement and the accompanying Notice and form of proxy are being provided to stockholders on or about [•], 2020. The Board has fixed the close of business on Friday October 23, 2020 as the Record Date for the determination of stockholders entitled to receive notice of, and to vote at, the Special Meeting. As of the Record Date, [•] shares of Crescent Capital BDC Common Stock, par value $0.001 per share (the “Common Stock”) were issued and outstanding, and the Corporation had not issued any shares of preferred stock. Stockholders of the Corporation are entitled to cast one vote for each share held and fractional votes for each fractional share held.
If the form of proxy is properly executed and returned in time to be voted at the Special Meeting, the shares covered thereby will be voted at the Special Meeting in accordance with the instructions marked thereon. All properly executed proxies received by the Board that do not specify how shares should be voted will be voted “FOR” the proposal to authorize the Corporation’s entry into a new investment advisory agreement and in the discretion of the persons named as proxies in connection with any other matter which may properly come before the Special Meeting or at any adjournment or postponement thereof.
The Board does not know of any matter to be considered at the Special Meeting other than the proposal to approve the Corporation’s entry into a new investment advisory agreement. A stockholder may revoke his or her proxy any time before it is exercised by (i) voting at the Special Meeting, (ii) giving written notice of such revocation to the Secretary of the Corporation, or (iii) returning a properly executed, later-dated proxy.
In addition to soliciting proxies by mail, officers of the Corporation, or officers or employees of the Advisor, may solicit proxies by web or by telephone. Copies of the Notice, this Proxy Statement, the form of proxy, and the Corporation’s annual report are available at https://www.crescentbdc.com/investor-relations/sec-filings. The costs of proxy solicitation and expenses incurred in connection with the preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card are estimated to be $30,000, which will be paid by Crescent.

Questions and Answers
At the Special Meeting of Stockholders of the Corporation to be held on Thursday December 17, 2020, you will have the opportunity to vote on Proposal #1. The following “Questions and Answers” are provided for your convenience. These questions and answers may not address all of the questions that are important to you. We encourage you to read carefully the more detailed information contained elsewhere in the enclosed Proxy Statement, including the appendix.
Why did you send me this Proxy Statement and what am I being asked to vote on?
We sent this Proxy Statement and the enclosed proxy card to you because the Board is soliciting your proxy to vote at the Special Meeting. The primary purpose for the Special Meeting is to consider the approval of a new investment advisory agreement (the “New Advisory Agreement”) between the Corporation and the Advisor in connection with the Transaction (as defined herein), which will result in Sun Life acquiring at least a majority interest in Crescent and could result in Sun Life having 100% indirect ownership of the Adviser if the Put Option (as defined below) or Call Option (as defined below) are exercised, as more fully described in Proposal #1 below. Other than the two year initial term, the material terms of the New Advisory Agreement are substantially the same as those contained in the Amended and Restated Investment Advisory Agreement between the Corporation and the Advisor, effective February 1, 2020 (the “Existing Advisory Agreement”).
Why are stockholders being asked to vote on the New Advisory Agreement?
Stockholders of the Corporation are being asked to approve the New Advisory Agreement as a result of a pending change in control of the Advisor. Section 15(a) of the 1940 Act provides that any investment management contract terminates automatically upon on its “assignment.” Section 2(a)(4) of the 1940 Act provides that the transfer of a controlling interest of an investment adviser, such as will be caused by the acquisition by Sun Life of at least a majority ownership interest in Crescent (and up to a 100% indirect ownership interest in Crescent if the Put Option (as defined below) or Call Option (as defined below) are exercised), constitutes an “assignment.”
The consummation of the Transaction is conditioned upon, among other things, the Corporation’s stockholders (the “Stockholders”) approving the New Advisory Agreement. If Stockholders do not approve the New Advisory Agreement prior to the termination of the Existing Advisory Agreement upon consummation of the Transaction, it could disrupt the Corporation’s operations and adversely affect the Corporation’s business, financial condition and results of operations.
The 1940 Act requires that the New Advisory Agreement be approved by the Stockholders in order for it to become effective. At a meeting held on Thursday, October 22, 2020, the Board formally considered whether it would be in the best interests of the Corporation to approve the New Advisory Agreement. At the Thursday, October 22, 2020 meeting, the Board, including all of the Independent Directors, unanimously approved the New Advisory Agreement and recommended that the New Advisory Agreement be submitted to the Stockholders for approval at the Special Meeting.
As described in Proposal #1 below, all material terms of the New Advisory Agreement are substantially the same to the Existing Advisory Agreement, other than the initial two-year term of the New Advisory Agreement.
What are the benefits of the Transaction to the Corporation and the Stockholders?
In connection with the Transaction, there will be no changes to the senior management team of the Advisor, the Corporation or the Investment Committee process related to the Corporation. Operations of the Advisor are expected to remain unchanged, as existing management will continue to dictate the management policies of the Advisor following completion of the Transaction.
In addition, Crescent believes the Corporation and the Stockholders will benefit meaningfully from Crescent joining the Sun Life platform. Sun Life is a leading international financial services organization providing insurance, wealth and asset management solutions to individual and corporate clients. Sun Life has operations in a number of markets worldwide, including Canada, the United States, the United Kingdom, Ireland, Hong Kong, the Philippines, Japan, Indonesia, India, China, Australia, Singapore, Vietnam, Malaysia and Bermuda. As of June 30, 2020, Sun Life had total assets under management (“AUM”) of C$1.1 trillion. The organization’s common shares are listed on the Toronto, New York, and Philippines stock exchanges, under the ticker symbol “SLF.”

Sun Life’s strategy focuses on being a leader in each of the following four pillars: Asset Management, Canada, the United States, and Asia. The Asset Management pillar consists of two lines of business:
•	SLC Management – an institutional investment management business delivering customized liability driven investing (LDI), alternative fixed income and global real estate solutions.
•	MFS – a premier asset management firm offering a comprehensive selection of asset management products and services to retail and institutional investors around the world.
Crescent will become an affiliate manager within SLC Management. The acquisition will broaden SLC Management’s investment solutions for institutional clients to include private credit investment options. Sun Life’s ownership will provide Crescent with the following benefits:
•	Independence – continued day-to-day operating autonomy
•	Expansion – Enhances the ability to attract and retain talent, secure new resources as the firm grows and augment origination reach
•	Stability – ownership by a well-capitalized, highly-rated global financial institution
•
Seed Capital - $750 million to fund new and existing strategies across the Crescent platform, including a potential $10 million to purchase shares of the Corporation. The timing, manner, price and amount of any share purchases will be determined by Sun Life, in its discretion, based upon the evaluation of economic and market conditions, stock price, applicable legal and regulatory requirements and other factors. Sun Life is not required to purchase any specific number of shares and the Corporation cannot assure you that any shares will be purchased by Sun Life.

•
Additionally, specific to the Corporation, we believe Sun Life will enhance the Corporation’s institutional relevance and market coverage in the public markets and improve access to the capital markets

Upon consummation of the Transaction, key senior management of Crescent will continue to operate in the same professional capacity as prior to the Transaction, including Crescent founders Mark Attanasio and Jean-Marc Chapus.
How will the Transaction affect the Corporation’s quarterly distribution policy?
There is no current intention to change the Corporation’s distribution policy. To the extent that the Corporation has net income available for distribution, it intends to continue to make quarterly distributions to the Stockholders. The amount of the Corporation’s distributions, if any, will be determined by the Board. Any distributions to the Corporation’s Stockholders will be declared out of assets legally available for distribution.
Will senior management of the Advisor change in connection with the Transaction?
No. In connection with the Transaction, key senior management of the Advisor will continue to operate in the same professional capacity as prior to the Transaction, including the Advisor’s Investment Committee. The Advisor’s current management will continue to determine the investment strategies and policies of the Advisor following completion of the Transaction.
Are there conditions to the consummation of the Transaction?
Yes. The Transaction is subject to a number of conditions to the consummation of the Transaction. If the New Advisory Agreement Proposal is approved, the New Advisory Agreement will become effective only if all other conditions to the consummation of the Transaction are satisfied or appropriately waived. If each of the terms and conditions is satisfied or waived, the parties to the Transaction anticipate that the consummation of the Transaction will occur in December 2020.
What will happen if the New Advisory Agreement is not approved?
In the event that the Corporation does not receive Stockholder approval of the New Advisory Agreement at the Special Meeting, the Existing Advisory Agreement will terminate upon the consummation of the Transaction. In such case, the Advisor will seek to continue to serve as the Corporation’s investment adviser under an interim advisory agreement pursuant to Rule 15a-4 under the 1940 Act, while the Corporation will continue to seek Stockholder approval of the New Advisory Agreement. Such interim advisory contract would terminate upon the earlier of 150 days from its effective date or when the New Advisory Agreement has been approved by the Stockholders. The Board would need to approve any interim advisory agreement and, during the period under which the Advisor manages the Corporation under such agreement, any advisory fees payable by the Corporation to the Advisor would be escrowed pending Stockholder approval of the New Advisory Agreement. If the Stockholders do not approve the New Advisory Agreement prior to the termination of such interim advisory agreement, the Advisor may no longer be able to serve as the investment adviser for the Corporation after such date and the Board would consider other possible courses of action for the Corporation, including pursuing no-action assurance from the U.S. Securities and Exchange Commission (“SEC”) to permit the Advisor to continue serving as the Corporation’s investment adviser.
Further, if the Advisor ceases to serve as the Corporation’s investment adviser, it could disrupt the Corporation’s operations and adversely affect the Corporation’s business, financial condition and results of operations. For example, such failure would constitute an event of default under certain of the Corporation’s indebtedness, absent a waiver or otherwise renegotiating the documents governing such indebtedness. If the Advisor is unable to continue to manage the Corporation’s affairs, the Board, consistent with its fiduciary duties to the Corporation, will evaluate alternative options and determine a course of action that it deems to be in the best interest of the Corporation. If the Advisor ceases to manage the Corporation’s operations, the Board may not be able to find a suitable replacement in a timely manner, and in such circumstance, it is possible that the Board may determine to liquidate the Corporation. In the event that the Corporation goes into liquidation, Stockholders could experience limited liquidity with respect to their investment in the Corporation as the Corporation’s shares would be delisted from the NASDAQ Global Select Market and it could take a significant period of time to fully liquidate the Corporation’s portfolio, which is comprised of mostly illiquid investments.
In connection with the Transaction, will the Corporation enter into a new administration agreement with the Administrator?
No. The Corporation does not anticipate entering into a new administration agreement with the Administrator in connection with the Transaction. Instead, the current administration agreement with the Administrator will continue.
How will the consummation of the Transaction affect the Corporation’s investment objectives and strategy?
The Corporation’s investment objective, which is to maximize the total return to stockholders in the form of current income and capital appreciation by investing in debt investments of private U.S. middle-market companies, will remain unchanged as a result of the entry into the New Advisory Agreement.
Will the Corporation’s name change?
No. The Corporation’s name will not change in connection with the Transaction.
Will the Corporation continue to be a publicly traded business development company (“BDC”) after the consummation of the Transaction?
Yes. After the consummation of the Transaction, the Corporation will continue to be a BDC and its shares of Common Stock will continue to be listed on the NASDAQ Global Select Market. The Stockholders will continue to own the same amount and type of shares in the same Corporation.
How will the base management fees payable by the Corporation change under the New Advisory Agreement?
The base management fees payable by the Corporation will not change under the New Advisory Agreement.
How will the incentive fees payable by the Corporation change under the New Advisory Agreement?
The incentive fees payable by the Corporation will not change under the New Advisory Agreement.
Do any of the Corporation’s directors or principal executive officers have an interest in the approval of the New Advisory Agreement that is different from that of the Stockholders generally?
Certain members of the Board, the Corporation’s principal executive officers and members of the Advisor’s investment committee have indirect financial and other interests in the Advisor as detailed below. John S. Bowman, the chairman of the Board, serves on the Advisor’s investment committee and as Managing Director and co-head of

Crescent’s U.S. Direct Lending Business. Christopher G. Wright, a member of the Board, serves on the Advisor’s investment committee and as Managing Director of Crescent focusing on mezzanine finance. Jason Breaux, the Corporation’s Chief Executive Officer, is chairman of the Advisor’s investment committee and Managing Director of Crescent focusing on private credit. Jonathan R. Insull, the President of Corporation, serves on the Advisor’s investment committee and as Managing Director of Crescent within the capital markets strategy group. Gerhard Lombard, the Chief Financial Officer of the Corporation, serves as the Chief Financial Officer of Crescent. Joseph A. Hanlon, the Corporation’s Chief Compliance Officer, also serves as Chief Compliance Officer for Crescent. George P. Hawley, the Corporation’s Secretary, also serves as General Counsel for Crescent. Raymond Barrios, a Managing Director of the Corporation, also serves as a Managing Director of Crescent focusing on private credit. As a result of their roles with the Advisor or Crescent, which controls the Advisor, such persons may have indirect financial interests in the New Advisory Agreement that are different from, and/or in addition to, the interests of Stockholders due to the Advisor’s interests in the Transaction. Members of the Corporation’s principal executive officers and members of Crescent’s investment committee also serve as principals of other investment managers affiliated with Crescent, that do and may in the future manage other investment funds, accounts and investment vehicles which invest in assets eligible for purchase by the Corporation.
Who will be the Corporation’s investment adviser if the New Advisory Agreement is approved?
If the New Advisory Agreement is approved by the Stockholders, Crescent Capital Advisors, LLC will remain the Corporation’s investment adviser. However, a change of control of Crescent will occur such that Sun Life will be its majority owner, including with respect to Crescent’s ownership interest in the Advisor.
How does the Board recommend that I vote with respect to the proposal to approve the New Advisory Agreement?
In evaluating the New Advisory Agreement, the Board reviewed extensive materials furnished by the Advisor. As discussed in these questions and answers, and in more detail in the Proxy Statement, the Board believes the New Advisory Agreement is in the best interests of the Corporation and the Stockholders. Please see above for “What are the benefits of the Transaction to the Corporation and the Stockholders?” Accordingly, after careful consideration, the Board unanimously recommends that you vote “FOR” the proposal to approve the New Advisory Agreement.
Do I have appraisal or dissenters’ rights in connection with the Transaction?
Stockholders have no appraisal or dissenters’ rights in connection with any of the proposals set forth in this Proxy Statement.
What constitutes a Quorum for purposes of the Special Meeting?
A quorum must be present at the Special Meeting for any business to be conducted. The presence of the holders of at least a majority of the shares of Common Stock issued and outstanding and entitled to vote shall constitute a quorum for the Special Meeting. Abstentions will be treated as shares present for quorum purposes. Shares for which brokers have not received voting instructions from the beneficial owner of the shares and do not have discretionary authority to vote the shares on the proposal to approve the New Advisory Agreement (which are considered “Broker Non-Votes” with respect to such proposal) will be treated as shares present for quorum purposes. Notwithstanding the foregoing, the Corporation does not expect many, if any, broker non-votes at the Special Meeting because there are no routine proposals to be voted on at the Special Meeting.
If a quorum is not present at the Special Meeting, the Special Meeting may be adjourned in accordance with the Corporation’s bylaws (the “Bylaws”). In order to achieve the requisite quorum for a meeting that has been adjourned, additional solicitations will be sought pursuant to the terms of the Bylaws.

How to attend and vote at the Special Meeting?
The Corporation will be hosting the Special Meeting live via audio webcast. Any stockholder can attend the Special Meeting live online at www.virtualshareholdermeeting.com/CCAP2020SM. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Special Meeting, you can vote at the Special Meeting. A summary of the information you need to attend the Special Meeting online is provided below:
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/CCAP2020SM.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/CCAP2020SM on the day of the Special Meeting.
•	Webcast starts at 10:00am Pacific Time.
•	You will need your 16-Digit Control Number to enter the Special Meeting.
•	Stockholders may submit questions while attending the Special Meeting via the Internet.
To attend and participate in the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number you may join the Special Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The Corporation will have technicians ready to assist with any technical difficulties stockholders may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Special Meeting login page.
What stockholder vote is required to approve the New Advisory Agreement?
The affirmative vote of a “majority of the outstanding voting securities” of the Corporation’s Common Stock is required to approve the New Advisory Agreement. For these purposes, the 1940 Act defines a “majority of the outstanding voting securities” as the lesser of (i) 67% or more of the outstanding shares of the Corporation’s Common Stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the shares of the Corporation’s Common Stock are present or represented by proxy or (ii) more than 50% of the outstanding shares of the Corporation’s Common Stock. For purposes of approval under the 1940 Act, abstentions and broker non-votes will have the effect of a vote “against” the proposal.
If there are not enough votes to approve Proposal #1 at the Special Meeting, the Stockholders who are represented may adjourn the Special Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless the proxies are marked to be voted against Proposal #1, to permit the further solicitation of proxies.
How will proxies be voted?
Shares represented by valid proxies will be voted at the Special Meeting in accordance with the directions given.
Abstentions and broker non-votes will be deemed to be present for the purpose of determining a quorum for the Special Meeting. However, abstentions and broker non-votes will have the effect of a vote “against” the proposal.
Abstentions. An abstention will have the effect of a vote against the proposal to approve the Corporation’s entry into the New Advisory Agreement and will have no effect on a proposal to adjourn the Special Meeting.
Broker Non-Votes. A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares. The proposal to approve the New Advisory Agreement is a non-routine matter. As a result, if you hold shares in “street name” through a broker, bank or other nominee, your broker, bank or nominee will not be permitted to exercise voting discretion with respect to Proposal #1. Thus, such shares will have the same effect as a vote against the proposal to approve the Corporation’s entry into the New Advisory Agreement.
The Board does not intend to present, and has no information indicating that others will present, any business at the Special Meeting other than as set forth in the attached Notice of Special Meeting of Stockholders. However, if other matters requiring the vote of our Stockholders come before the Special Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.
How many votes do I have?
Each share of the Corporation’s Common Stock has one vote on each matter considered at the Special Meeting or any adjournment or postponement thereof.
What if I return my proxy card but do not mark it to show how I am voting?
If the proxy card is signed and returned without any directions given, the shares will be voted as recommended by the Board of Directors.
Will you incur expenses in soliciting proxies?
Crescent will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing and mailing this Proxy Statement, the accompanying Notice of Special Meeting of Stockholders and the proxy card.
Broadridge Financial Solutions, Inc. (“Broadridge”) has been retained to aid in the solicitation of proxies. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. Crescent will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of the Corporation’s Common Stock.
What if I receive only one set of proxy materials although there are multiple Stockholders at my address?
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more Stockholders sharing the same address by delivering a single proxy statement or Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) addressed to those Stockholders or by sending separate Notices of Internet Availability for each household account in a single envelope. This process, which is commonly referred to as “householding,” potentially provides extra convenience for Stockholders and cost savings for companies. The Corporation and some brokers household proxy materials or Notices of Internet Availability, delivering a single proxy statement or Notice of Internet Availability to multiple Stockholders sharing an address, unless contrary instructions have been received from the affected Stockholders. Once a stockholder has received notice from a broker or the Corporation that they will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until the stockholder revokes consent. If a stockholder does not want Corporation mailings consolidated and would prefer to receive separate mailings at any time in the future, the stockholder should write the Corporation, c/o Crescent Capital BDC, Inc., 10 Hudson Yards, Suite 4100, New York, NY 10001, Attention: CCAP Investor Relations, or by emailing daniel.mcmahon@crescentcap.com and the Corporation will furnish separate mailings, in accordance with instructions.
How can I change my vote or revoke a proxy?
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor at the following address: c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending and voting at the Special Meeting. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Special Meeting.
Whom should I call for additional information about voting by proxy or authorizing a proxy by telephone or Internet to vote my shares?
Please call Broadridge, our proxy solicitor, at 1-800-690-6903.

Whom should I call with other questions?
If you have additional questions about this Proxy Statement or the Special Meeting or would like additional copies of this Proxy Statement, or any documents relating to any of our future Stockholder meetings, please contact: Crescent Capital BDC, Inc, 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, Attention: Crescent Capital BDC, Inc. Investor Relations, Telephone: (310) 235-5900, Email: bdcir@crescentcap.com, website: https://www.crescentbdc.com/.
Unless specified otherwise, the proxies will be voted “FOR” the proposal to approve the New Advisory Agreement between the Corporation and the Advisor, to take effect upon consummation of the Transaction. The proxies also will be voted “FOR” or “AGAINST” such other matters as may properly come before the Special Meeting, at the discretion of the proxy holder. The Board is not aware of any other matters to be presented for action at the Special Meeting.
Security Ownership of Certain Beneficial Owners and Management
To Crescent Capital BDC’s knowledge, as of [•], 2020, there were no persons that owned 25% or more of Crescent Capital BDC’s outstanding voting securities and no person would be deemed to control Crescent Capital BDC, as such term is defined in the 1940 Act, as a result of share ownership.
The following table sets forth, as of [•], 2020, the number of shares of Crescent Capital BDC Common Stock beneficially owned by each of its current directors and named executive officers, all directors and executive officers as a group and beneficial owners who directly or indirectly own, control or hold, with the power to vote, five percent or more of the outstanding Crescent Capital BDC Common Stock. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of Crescent Capital BDC Common Stock is based upon Schedule 13D, Schedule 13G, Form 4, Form 13F or other filings by such persons with the SEC and other information obtained from such persons.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.
Name and address(1)	Type of ownership	Shares owned	Percentage of the Corporation’s outstanding shares as of [•], 2020
Independent Directors
Kathleen S. Briscoe	Common	—	—%
Michael S. Segal	Common	3,272	*
Steven F. Strandberg	Common	215,894	0.7%
George G. Strong, Jr.	Common	22,912	*

Interested Directors
John S. Bowman	—	—	—%
Christopher G. Wright	—	20,823	*%

Executive Officers
Jason Breaux	Common	25,858	*%
Jonathan R. Insull	Common	5,574	*%
Gerhard Lombard	—	12,494	*%
Joseph A. Hanlon	—	—%
George P. Hawley	—	4,165	*%
Raymond Barrios	—	6,247	*%
Kirill Bouek	—	—	—%
All Directors and Officers as a Group	Common	310,910	1.1%

Type of ownership	Name and address	Shares owned	Percentage of the Corporation’s Outstanding Shares as of [•], 2020
Five Percent Stockholders:
Common	Allied World Assurance Company, Ltd. 27 Richmond Road Pembroke, Bermuda, HM 08(2)	3,796,246(2)	13.48%
Common	Fidelity & Guaranty Life Insurance Company Two Ruan Center, 601 Locust Street, 14th Fl. Des Moines, IA 50309(3)	4,205,306(3)	14.93%
Common	Texas County & District Retirement Systems Barton Oaks Plaza IV, 901 Mopac South, Ste. 500 Austin, TX 78746(4)	5,001,752(4)	17.76%
Common	UFCW Northern California Employers Joint Pension Plan 1000 Burnett Ave, Ste. 200 Concord, CA 94520(5)	4,228,985(5)	15.01%
(1)	The address for the Advisor and each Director or officer is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
(2)	The foregoing information is based on an amended Schedule 13G filed by Allied World Assurance Company, Ltd. with the SEC on November 27, 2019.
(3)	The foregoing information is based on an amended Schedule 13G filed by Fidelity & Guaranty Life Insurance Company with the SEC on February 19, 2019.
(4)	The foregoing information is based on an amended Schedule 13G filed by Texas County & District Retirement System with the SEC on January 24, 2020.
(5)	The foregoing information is based on an amended Schedule 13G filed by UFCW Northern California Employers Joint Pension Plan with the SEC on February 3, 2020.
*	Less than 0.1% percent.

PROPOSAL NO. 1:
TO APPROVE THE NEW ADVISORY AGREEMENT BETWEEN THE CORPORATION AND
THE ADVISOR, TO TAKE EFFECT UPON THE CONSUMMATION OF THE TRANSACTION WITH
SUN LIFE
The Corporation is asking its Stockholders to approve the New Advisory Agreement. Pursuant to the 1940 Act, the New Advisory Agreement must be approved by a “majority of the outstanding voting securities” (as defined under the 1940 Act) of the Corporation and such approval is required for the Transaction (as defined below).
General
The Advisor was organized as a limited liability company under the Delaware Limited Liability Company Act on January 23, 2008 and has provided investment management services to the Corporation since its inception. Subject to the oversight of the Board, the Advisor serves as the Corporation’s investment adviser and is responsible for managing the Corporation’s investments on a day-to-day basis under the terms of the Existing Advisory Agreement.
The proposal to approve the New Advisory Agreement is the result of a pending change in control of the Advisor. Section 15(a) of the 1940 Act provides that any investment management contract terminates automatically upon its “assignment.” The Advisor is controlled by Crescent. The owners of Crescent have entered into a definitive agreement with Sun Life Financial Inc. (“Sun Life”), whereby (i) Sun Life would acquire a majority interest in Crescent and receive a call option (the “Call Option”) to acquire the remaining interest in Crescent beginning approximately five years from the consummation of the transaction, and (ii) if Sun Life does not exercise such call option, the other holders of interests in Crescent will have a put option (the “Put Option”) to sell all (but not less than all) of their remaining interests to Sun Life (the “Transaction”). Consummation of the Transaction will result in Sun Life having at least a majority indirect ownership interest in the Advisor (and could result in Sun Life having 100% indirect ownership of the Advisor if the Put Option or Call Option are exercised), which, pursuant to Section 2(a)(4) of the 1940 Act constitutes an “assignment.”
In the event that the Corporation does not receive Stockholder approval of the New Advisory Agreement at the Special Meeting, the Existing Advisory Agreement will terminate upon the consummation of the Transaction. In such case, the Advisor will seek to continue to serve as the Corporation’s investment adviser under an interim advisory agreement pursuant to Rule 15a-4 under the 1940 Act, while the Corporation will continue to seek Stockholder approval of the New Advisory Agreement. Such interim advisory contract would terminate upon the earlier of 150 days from its effective date or when the New Advisory Agreement has been approved by the Stockholders. The Board would need to approve any interim advisory agreement and, during the period under which the Advisor manages the Corporation under such agreement, any advisory fees payable by the Corporation to the Advisor would be escrowed pending Stockholder approval of the New Advisory Agreement. If the Stockholders do not approve the New Advisory Agreement prior to the termination of such interim advisory agreement, the Advisor may no longer be able to serve as the investment adviser for the Corporation after such date and the Board would consider other possible courses of action for the Corporation, including pursuing no-action assurance from the U.S. Securities and Exchange Commission (“SEC”) to permit the Advisor to continue serving as the Corporation’s investment adviser.
Further, if the Advisor ceases to serve as the Corporation’s investment adviser, it could disrupt the Corporation’s operations and adversely affect the Corporation’s business, financial condition and results of operations. For example, such failure would constitute an event of default under certain of the Corporation’s indebtedness, absent a waiver or otherwise renegotiating the documents governing such indebtedness. If the Advisor is unable to continue to manage the Corporation’s affairs, the Board, consistent with its fiduciary duties to the Corporation, will evaluate alternative options and determine a course of action that it deems to be in the best interest of the Corporation. If the Advisor ceases to manage the Corporation’s operations, the Board may not be able to find a suitable replacement in a timely manner, and in such circumstance, it is possible that the Board may determine to liquidate the Corporation. In the event that the Corporation goes into liquidation, Stockholders could experience limited liquidity with respect to their investment in the Corporation as the Corporation’s shares would be delisted from the NASDAQ Global Select Market and it could take a significant period of time to fully liquidate the Corporation’s portfolio, which is comprised of mostly illiquid investments.
The Board has been informed that Sun Life, the Corporation, and the Advisor have agreed to take certain actions to ensure that the Transaction complies with Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive “safe harbor” that allows the Advisor to receive any amount or benefit in connection with the Transaction as long as certain conditions are met. First, for a period of three years after the completion of the Transaction, at least 75%

of the members of the Board must not be “interested persons” (as defined in the 1940 Act) of the Corporation, Sun Life or the Advisor. Second, an “unfair burden” must not be imposed on the Corporation as a result of the Transaction or any express or implied terms, conditions or understandings applicable thereto during the two-year period after the completion of the Transaction. The Board is expected to meet the 75% independence requirement following closing of the Transaction as only one Director on the Board will be an “interested person” (as defined in the 1940 Act) of the Corporation, Sun Life or the Advisor following the resignation of one of the Interested Directors. With respect to the “unfair burden” requirement, Sun Life, the Corporation, and the Advisor will conduct, and use their reasonable best efforts to cause their affiliates to conduct, relevant aspects of their respective businesses in order to avoid imposing an unfair burden on the Corporation during the two-year period after the consummation of the Transaction.
There are no substantive changes to the terms of the Existing Advisory Agreement in the New Advisory Agreement, including the fee structure and services to be provided, other than the initial term of the agreement.
A marked draft of the New Advisory Agreement against the Existing Advisory Agreement is attached as Appendix A to this Proxy Statement.
$4,695,436 in advisory fees net of waivers were paid in the Corporation’s fiscal year ended December 31, 2019 under the investment advisory agreement that preceded the Existing Advisory Agreement: $4,695,436 for the net base management fee, $0 for the net income incentive fee and $0 for the capital gains incentive fee. Had the New Advisory Agreement been in effect during this period, the base management fee, income incentive fee and capital gains incentive fee that would have been payable by the Corporation would remain unchanged.
At a meeting of the Board held on Thursday, October 22, 2020, the Board, including all of our Independent Directors, unanimously voted to approve the New Advisory Agreement, subject to the approval of Stockholders, and determined that entering into the New Advisory Agreement is in the best interests of the Corporation and Stockholders. The Board, including all of our Independent Directors, recommended that Stockholders of the Corporation vote to approve the New Advisory Agreement. The 1940 Act requires that Stockholders approve the New Advisory Agreement in order for it to become effective.
The 1940 Act requires that Stockholders approve the New Advisory Agreement prior to the Corporation entering into the New Advisory Agreement. Therefore, the Board, including all of our Independent Directors, has determined to submit the New Advisory Agreement Proposal for Stockholders’ consideration at the Special Meeting and unanimously recommends that you vote “FOR” its approval.
About the Advisor
The Advisor is registered as an investment advisor under the 1940 Act, and serves as the Corporation’s investment advisor pursuant to the Existing Advisory Agreement in accordance with the 1940 Act. The Advisor is wholly owned by Crescent and will, upon the occurrence of the change of control, be indirectly majority owned by Sun Life.
Summary of the New Advisory Agreement
Subject to the overall supervision of the Board, the Advisor oversees the Corporation’s day-to-day operations and provides the Corporation with investment advisory services. Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the Advisor, among other things: (1) determines the composition and allocation of the Corporation’s portfolio, the nature and timing of the changes to the Corporation’s portfolio and the manner of implementing such changes; (2) identifies, evaluates and negotiates the structure of the investments made by the Corporation; (3) executes, monitors and services the Corporation’s investments; (4) determines the securities and other assets that the Corporation shall purchase, retain, or sell; (5) performs due diligence on prospective portfolio companies; and (6) provides the Corporation with such other investment advisory, research and related services as the Corporation may, from time to time, reasonably require for the investment of its funds. The Advisor’s services under the Existing Advisory Agreement may not be exclusive, and it is free to furnish similar services to other entities so long as its services to the Corporation are not impaired.

In addition, under both the Existing Advisory Agreement and the New Advisory Agreement, the Advisor is authorized to enter into one or more sub-advisory agreements with other investment advisors pursuant to which the Advisor may obtain the services of such sub-advisor(s) to assist the Advisor in fulfilling its responsibilities under the Existing Advisory Agreement. Specifically, the Advisor may retain a sub-advisor to recommend specific securities or other investments based upon the Corporation’s investment objectives, policies and restrictions, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Corporation, subject to the oversight of the Advisor and the Corporation.
Terms of the New Advisory Agreement
Base Management Fee
Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the base management fee is calculated at an annual rate of 1.25% of the Corporation’s gross assets, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents. For services rendered under the Existing Advisory Agreement, the base management fee is payable quarterly in arrears. The base management fee is calculated based on the average value of the Corporation’s gross assets at the end of the two most recently completed calendar quarters, and appropriately adjusted for any share issuances or repurchases during the current calendar quarter. Base management fees for any partial month or quarter are appropriately pro-rated. For purposes of the Existing Advisory Agreement and New Advisory Agreement, cash equivalents means U.S. government securities and commercial paper maturing within one year of purchase. The Advisor, however, has agreed to waive its right to receive a portion of the base management for the period beginning January 31, 2020 and ending July 31, 2021, such that the base management fee shall be charged at an annual rate of 0.75% of the gross assets of the Corporation for such period.
The Advisor has also voluntarily waived its right to receive management fees on the Corporation's investment in GACP II LP for any period in which GACP II LP remains in the investment portfolio. These amounts are netted against the value of gross assets used in calculating gross management fee above.
Incentive Fee
Identical to the terms of the Existing Advisory Agreement, under the New Advisory Agreement, the incentive fee consists of two parts.
The first part, the income incentive fee, is calculated and payable quarterly in arrears and (a) equals 100% of the excess of the pre-incentive fee net investment income for the immediately preceding calendar quarter, over a preferred return of 1.75% per quarter (7.0% annualized) (the “Hurdle”), and a catch-up feature until the Advisor has received 17.5%, of the pre-incentive fee net investment income for the current quarter up to 2.1212% (the “Catch-up”), and (b) 17.5% of all remaining pre-incentive fee net investment income above the Catch-up.
The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each fiscal year and will equal 17.5%, of the Corporation’s aggregate realized capital gains, if any, on a cumulative basis from inception through the end of the fiscal year, computed net of the Corporation’s aggregate realized capital losses and aggregate unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.
Income Incentive Fee
Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Corporation receives from portfolio companies) accrued during each calendar quarter, minus operating expenses for such quarter (including the base management fee, expenses payable under the Administration Agreement and any interest expense and distributions paid on any issued and outstanding debt or preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt instruments with PIK interest, preferred stock with PIK dividends and zero-coupon securities), accrued income that the Corporation has not yet received in cash.
Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Pre-incentive fee net investment income will be compared to a

“Hurdle Amount” equal to the product of (i) the Hurdle rate of 1.75% per quarter, or 7.00% annualized, and (ii) the Corporation’s net assets (defined as total assets less indebtedness, before taking into account any incentive fees payable during the period), at the end of the immediately preceding calendar quarter, subject to a “catch-up” provision incurred at the end of each calendar quarter.
Under the Existing Advisory Agreement and New Advisory Agreement, as applicable, the Advisor has agreed to waive the income incentive fee until August 1, 2021.
Capital Gains Incentive Fee
The capital gains incentive fee is determined and payable in arrears in cash as of the end of each fiscal year (or upon termination of the Existing Advisory Agreement or New Advisory Agreement, as applicable, as of the termination date), and equals 17.5% of the Corporation’s aggregate realized capital gains on a cumulative basis from inception through the end of the fiscal year, computed net of the Corporation’s aggregate realized capital losses and aggregate unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees.
In determining the capital gains incentive fee payable to the Advisor, the Corporation calculates the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since the Corporation’s inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Corporation’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences, if positive, between the net sales price of each investment in the Corporation’s portfolio, when sold, and the accreted or amortized cost basis of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment in the Corporation’s portfolio, when sold, is less than the accreted or amortized cost basis of such investment. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment in the Corporation’s portfolio as of the applicable calculation date and the accreted or amortized cost basis of such investment.
Once the Advisor begins to earn income incentive fees, the Advisor will voluntarily waive the income incentive fees attributable to the investment income accrued by the Corporation as a result of its investment in GACP II.
Indemnification under the New Advisory Agreement
Under the Existing Advisory Agreement and the New Advisory Agreement, as applicable, the Advisor has not assumed any responsibility to the Corporation other than to render the services called for under that agreement. The Advisor will not be responsible for any action of the Corporation’s Board in following or declining to follow the Advisor’s advice or recommendations. Under the Existing Advisory Agreement and the New Advisory Agreement, as applicable, the Advisor, its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including, without limitation, the Corporation’s administrator, and any person controlling or controlled by the Advisor will not be liable to the Corporation, any subsidiary of the Corporation, the Corporation’s directors, the Corporation’s Stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Existing Advisory Agreement and the New Advisory Agreement, as applicable, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that the Advisor owes to the Corporation under the Existing Advisory Agreement and the New Advisory Agreement, as applicable. In addition, as part of the Existing Advisory Agreement and the New Advisory Agreement, as applicable, the Corporation has agreed to indemnify the Advisor and each of its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Corporation’s business and operations or any action taken or omitted on the Corporation’s behalf pursuant to authority granted by the Existing Advisory Agreement and the New Advisory Agreement, as applicable, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under the applicable investment advisory agreement. These protections may lead the Advisor to act in a riskier manner when acting on the Corporation’s behalf than it would when acting for its own account.
United States federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Existing Advisory Agreement and the New Advisory Agreement, as applicable, constitutes a waiver or limitation of any rights that the Corporation may have under any applicable federal or state securities laws.

Duration and Termination of New Advisory Agreement
The Existing Advisory Agreement has an initial one year term expiring February 1, 2021 and would continue automatically for successive annual periods if such continuance is specifically approved at least annually by (a) the vote of the Board, or by the vote of Stockholders holding a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to the Existing Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.
If the Stockholders approve the New Advisory Agreement, the New Advisory Agreement will be in effect for an initial two year term and will continue in effect from year to year if such continuance is approved at least annually by (a) the vote of the Board, or by the vote of Stockholders holding a majority of the outstanding voting securities of the Corporation and (b) the vote of a majority of the Corporation’s Directors who are not parties to the New Advisory Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.
The other terms of the New Advisory Agreement are substantially similar to the terms of the Existing Advisory Agreement. The Existing Advisory Agreement and New Advisory Agreement, as applicable, may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of Stockholders holding a majority of the outstanding voting securities of the Corporation, or by the vote of the Corporation’s Directors or by the Advisor. The Existing Advisory Agreement and New Advisory Agreement, as applicable, shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act). Except with the consent of the Advisor, upon termination of the Existing Advisory Agreement and the New Advisory Agreement, as applicable, the Corporation shall immediately delete the term “Crescent” from its corporate name and not incorporate Crescent as part of any subsequent name. The provisions of Section 9 of the Existing Advisory Agreement and New Advisory Agreement, as applicable, shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of the Existing Advisory Agreement and New Advisory Agreement, as applicable. Further, notwithstanding the termination or expiration of the Existing Advisory Agreement or New Advisory Agreement, as applicable, as aforesaid, the Advisor shall be entitled to any amounts owed under Section 2 and Section 3 of the Existing Advisory Agreement or New Advisory Agreement, as applicable, through the date of termination or expiration and Section 9 of such agreement shall continue in full force and effect and apply to the Advisor and its representatives as and to the extent applicable.
Executive Officers and Directors of the Advisor
The principal executive officers of the Advisor are not expected to change as a result of the change of control of Advisor. Information regarding the principal executive officers of the Advisor before and after the change of control is set forth below. The address of the Advisor and its executive officers is c/o Crescent Capital BDC, Inc., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. The Advisor was formed on January 23, 2008 and provides investment advisory services to the Corporation. The following are the executive officers of the Advisor:
Name	Principal Occupation/ Title with the Advisor	Position(s) with the Corporation (if any)
Jason Breaux	Investment Committee, Chairman	Chief Executive Officer
Jonathan R. Insull	Investment Committee, Member	President
Gerhard Lombard	N/A	Chief Financial Officer
Joseph A. Hanlon	N/A	Chief Compliance Officer
George P. Hawley	N/A	Secretary
Raymond Barrios	N/A	Managing Director
Kirill Bouek	N/A	Controller
Recommendation of the Board
Board Considerations
On Thursday, October 22, 2020, the Board held a meeting to consider the approval of the New Advisory Agreement. The Independent Directors of the Corporation were assisted in their review by independent legal counsel and met with counsel in executive session separate from representatives of the Advisor. The Board received substantial information about Sun Life, including information about its business and resources. The Board discussed the anticipated benefits to the Corporation and its Stockholders resulting from the Transaction, including the potential for Sun Life’s interest in Crescent and, indirectly, the Advisor, to provide additional resources that could benefit the Corporation and its Stockholders. In considering the approval of the New Advisory Agreement, the Board, including the Independent Directors, considered all factors that it believed to be relevant, including those discussed below. The Board did not identify any one factor as dispositive, and each director may have attributed different weights to the factors considered. In its consideration of the approval of the New Advisory Agreement, the Board, including the Independent Directors, considered, among other things:
•	the nature, extent and quality of the services provided, and expected to continue to be provided, to the Corporation by the Advisor;
•
the advisory fees paid, and proposed to be paid, by the Corporation as compared to the advisory fees paid by other funds and accounts managed by the Advisor with similar investment strategies as well as the fees and expenses of comparable BDCs;

•	the long- and short- term investment performance of the Corporation and the Advisor;
•
the costs of the services provided, and proposed to be provided, by the Advisor (including the base management fee, the income incentive fee and the capital gains incentive fee (including the applicable hurdle rates and conditions) and expense ratios) and comparative data based on publicly available information;

•
the potential for, and sharing of, economies of scale in investment management given the directly originated nature of the Corporation’s investment portfolio and resources dedicated by the Advisor thereto;

•	the Advisor’s pro forma profitability with respect to managing the Corporation based on financial information provided by the Advisor;
•	any additional benefits to be derived by the advisor and its affiliates as a result of the Corporation’s relationship with the Advisor; and
•	various other matters, including the alignment of interests of the Corporation’s Stockholders.
The Board, including the Independent Directors, reviewed the materials provided by the Advisor in response to a request for information. Representatives of the Advisor reviewed with the Board the changes from the Existing Advisory Agreement to the New Advisory Agreement, which provides for an initial two-year term. Representatives of the Advisor also discussed the rationale for the proposed changes.
The Board noted that the terms of the New Advisory Agreement, including the fees payable thereunder, are substantively identical to those of the Existing Advisory Agreement relating to the Corporation, other than the initial term of the New Advisory Agreement. The Board considered the nature, extent and quality of services to be provided to the Corporation by the Advisor under the New Advisory Agreement. The Board noted that the Transaction does not alter the Advisor’s responsibilities and that the nature, extent and quality of services provided by the Advisor under the Existing Advisory Agreement would not change under the New Advisory Agreement, including that there were no anticipated changes to the personnel who currently provide investment advisory services to the Corporation as a consequence of the Transaction.
The Board also relied on information received on a routine and regular basis throughout the year relating to the operations of the Corporation and the investment management and other services provided under the Existing Advisory Agreement, including information on the investment performance of the Corporation, the general market outlook as applicable to the Corporation, and compliance reports.
This discussion of the information and factors considered by the Board includes the material factors considered by the Board but it is not intended to be exhaustive and may not include all the factors considered by the Board. In view of the wide variety of factors considered in connection with its evaluation of the New Advisory Agreement, the Board did not quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the New Advisory Agreement. The Board viewed its position as being based on the totality of the information presented to it and the factors considered by it, including its discussions with, and questioning of, members of the Corporation’s management.

The Transaction
The Board also received substantial information about Sun Life, including information about its business and resources. Additionally, the Board received a presentation from senior management at SLC Management, an investment management division of Sun Life, at its Thursday October 22, 2020 meeting. The Board discussed the anticipated benefits to the Corporation and its Stockholders resulting from the Transaction, including the potential for Sun Life’s interest in Crescent and, indirectly, the Advisor, to provide additional resources that could benefit the Corporation and its Stockholders.
Conclusion
At the conclusion of these discussions, the Board agreed that it had been furnished with sufficient information to make an informed business decision with respect to the approval of the New Advisory Agreement. Based on the information reviewed and the factors detailed above, the Board, including the Independent Directors, unanimously approved the New Advisory Agreement and unanimously recommended the approval of the New Advisory Agreement by Stockholders of the Corporation.
THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS,
UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL
OF THE NEW ADVISORY AGREEMENT.
Stockholders of the Corporation may vote “FOR” or “AGAINST,” or they may “ABSTAIN” from voting on, Proposal #1. Approval of Proposal #1 requires the affirmative vote of a “majority of the outstanding voting securities” of the Corporation. Under the 1940 Act, a “majority of the outstanding voting securities” means the affirmative vote of the lesser of (a) 67% or more of the shares of the Corporation’s Common Stock present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding shares are present or represented by proxy at the Special Meeting or (b) more than 50% of the outstanding shares of the Corporation’s Common Stock. Abstentions and broker non-votes, if any, will have the effect of a vote “AGAINST” Proposal #1.

OTHER MATTERS PRESENTED FOR ACTION AT THE SPECIAL MEETING
The Board knows of no other matter that is likely to come before the Special Meeting or that may properly come before the Special Meeting, apart from the consideration of an adjournment. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy. If there appear not to be enough votes for a quorum or to approve the proposal at the Special Meeting, the chairman of the meeting may adjourn the Special Meeting to permit the further solicitation of proxies.

FORWARD-LOOKING STATEMENTS
Statements included in this Proxy Statement may constitute “forward-looking” statements, including statements with regard to future events or the future performance or operations of the Corporation. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption to the Corporation’s operations or the economy generally due to terrorism or natural disasters, future changes in laws or regulations and conditions in the Corporation’s operating area. Some of these factors are enumerated in the filings the Corporation made with the SEC. The inclusion of forward-looking statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. Any forward-looking statements speak only as of the date of this communication. Except as required by federal securities laws, the Corporation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

You are cordially invited to attend the Special Meeting. Whether or not you plan to attend the Special Meeting, you are requested to please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope or to transmit your voting instructions via the Internet or by telephone, so that you may be represented at the Special Meeting.
By Order of the Board of Directors,

[DRAFT]
George P. Hawley
Secretary
Dated: ________, 2020
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
THEREFORE, STOCKHOLDERS ARE URGED TO SUBMIT YOUR PROXY BY MAIL OR TRANSMIT YOUR VOTING INSTRUCTIONS INTERNET OR TELEPHONE
AS SOON AS POSSIBLE.
PLEASE VOTE—YOUR VOTE IS IMPORTANT

APPENDIX A
INVESTMENT ADVISORY AND MANAGEMENT SERVICES AGREEMENT
~~AMENDED AND RESTATED~~

INVESTMENT ADVISORY AGREEMENT

BETWEEN

CRESCENT CAPITAL BDC, INC.

AND

CRESCENT CAP ADVISORS, LLC
This ~~Amended and Restated~~ Investment Advisory Agreement (this “Agreement”) is hereby made as of this 1st___ day of ~~February~~______, ~~2020~~ ____ (the “Effective Date”), by and between CRESCENT CAPITAL BDC, INC., a Maryland corporation (the “Company”), and CRESCENT CAP ADVISORS, LLC ~~(formerly known as CBDC ADVISORS, LLC)~~, a Delaware limited liability company (the “Advisor”).
WHEREAS, the Company operates as a closed-end, non-diversified management investment company;
WHEREAS, the Company has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”); and
~~WHEREAS, the Company and the Advisor are party to the investment advisory agreement dated June 2, 2015 by and between the Company and the Advisor (the “Prior Agreement”); and~~
WHEREAS, the Company and the Advisor, with the approval of the Company’s stockholders, desire to enter into this Agreement ~~amend and restate the Prior Agreement~~ to set forth the terms and conditions for the ~~continued~~ provision by the Advisor of investment advisory services to the Company~~, with the Prior Agreement being replaced in its entirety by this Agreement as of the Effective Date~~.
NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
1.	Duties of the Advisor.
(a) The Company hereby employs the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the “Board of Directors”), for the period and upon the terms herein set forth, in accordance with (i) the investment objective, policies and restrictions that are determined by the Board of Directors from time to time and disclosed to the Advisor, which objectives, policies and restrictions, as of the Effective Date, shall be those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), as the same may be amended from time to time, (ii) the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) the Company’s articles of incorporation and bylaws, as the same may be amended from time to time. Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; and (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds and the disposition of such investments. To facilitate the Advisor’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Advisor, and the Advisor hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing or to refinance existing debt financing, the Advisor shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board of Directors. If it is necessary or advisable for the Advisor to make investments on behalf of the Company, or establish financing or similar arrangements, through a subsidiary or special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments or establish such arrangements through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.
(b) The Advisor hereby accepts such employment and agrees during the term hereof to render the services described herein for the amounts of compensation provided herein.
(c) Subject to the requirements of the Investment Company Act, the Advisor is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Advisor and the Company. The Advisor, and not the Company, shall be responsible for any compensation payable to any Sub-Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act and other applicable federal and state law. Nothing in this subsection (c) will obligate the Advisor to pay any expenses that are the expenses of the Company under Section 2 hereof.
(d) For all purposes herein provided, the Advisor shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.
(e) The Advisor shall keep and preserve, in the manner and for the period that would be applicable to investment companies registered under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company, shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Advisor may retain a copy of such records.
2.	Company’s Responsibilities and Expenses Payable by the Company.
(a) All investment professionals of the Advisor and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Advisor and not by the Company. The Company shall bear all costs and expenses of its operations and transactions, including, without limitation, those relating to: (a) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firm); (b) fees and expenses, including travel expenses, incurred by the Advisor or payable to third parties, including agents, consultants or other advisors, in performing due diligence on prospective portfolio companies, monitoring the Company’s investments and, if necessary, enforcing the Company’s rights; (c) costs and expenses related to the formation and maintenance of entities or special purpose vehicles to hold assets for tax, financing or other purposes; (d) expenses related to consummated and unconsummated portfolio investments; (e) debt servicing (including interest, fees and expenses related to the Company’s indebtedness) and other costs arising out of borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arrangements thereof; (f) costs of effecting sales and repurchases of the Company’s common stock and other securities; (g) the Base Management Fee and any Incentive Fee (each as defined below); (h) dividends and other distributions on the Company’s common stock; (i) administration fees payable to CCAP Administration, LLC or any successor thereto (the “Administrator”) under the Administration Agreement dated as of June 2, 2015 or any successor agreement (the “Administration Agreement”); (j) fees and expenses incurred in connection with the services of transfer agents, dividend agents, trustees, rating agencies and custodians; (k) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (l) other expenses incurred by the Advisor, the Administrator, the sub-administrator or the Company in connection with administering its business, including payments made to third-party providers of goods or services and payments to the Administrator that will be based upon the Company’s allocable portion of overhead; (m) amounts payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating, making and disposing of investments (excluding payments to third-party vendors for financial information services and costs associated with meeting potential sponsors); (n) fees and expenses associated with marketing efforts associated with the offer and sale of the Company’s securities (including attendance at investment conferences and similar events); (o) brokerage fees and commissions; (p) federal, state and local registration fees; (q) all costs of registration and listing the Company’s securities on any securities exchange; (r) federal, state and local taxes; (s) independent director fees and expenses; (t) costs associated with the Company’s reporting and compliance obligations under the Investment Company Act and applicable U.S. federal and state securities laws, including compliance with the Sarbanes-Oxley Act; (u) the costs of any reports, proxy statements or other notices to the Company’s stockholders, including printing costs; (v) costs of holding Board of Directors meetings and stockholder meetings; (w) the Company’s fidelity bond; (x) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (y) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute, and indemnification and other non-recurring or extraordinary expenses; (z) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, audit and legal costs; (aa) dues, fees and charges of any trade association of which the Company is a member; (bb) costs of hedging, including the use of derivatives by the Company; (cc) costs associated with investor relations efforts; and (dd) all other expenses reasonably incurred by the Company, the Administrator or the sub-administrator in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement, including rent and the Company’s allocable portion of the costs and expenses of the Company’s chief compliance officer, chief financial officer, general counsel, secretary and their respective staffs (but not including, for the avoidance of doubt, costs and expenses attributable to the Advisor’s investment professionals acting in such capacity to provide investment advisory and management services hereunder).
(b) To the extent that expenses to be borne by the Company are paid by the Advisor, the Company will reimburse the Advisor for such expenses; provided, however, that the Advisor agrees to waive its right to reimbursement to the extent that it would cause any distributions to the Company’s stockholders to constitute a return of capital.
3. Compensation of the Advisor. In addition to the costs and expenses of its operations and transactions as described in Section 2 hereof, the Company agrees to pay, and the Advisor agrees to accept, as compensation for the investment advisory and management services provided by the Advisor hereunder, a fee consisting of two components: a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”), each as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time.
(a) The Base Management Fee shall be calculated at an annual rate equal to 1.25% of the gross assets of the Company, including assets purchased with borrowed funds or other forms of leverage but excluding cash and cash equivalents; provided, however, that the Advisor agrees to waive a portion of the Base Management Fee for the Waiver Period (as defined below) such that the Base Management Fee shall be charged at an annual rate of 0.75% of the gross assets of the Company for such period. For services rendered under this Agreement, the Base Management Fee shall be payable quarterly in arrears. The Base Management Fee shall be calculated based on the average carrying value of the gross assets of the Company at the end of the two most recently completed calendar quarters. Such amount shall be appropriately adjusted (based on the actual number of days elapsed relative to the total number of days in such calendar quarter) for any share issuances or repurchases by the Company during a calendar quarter. The Base Management Fee for any partial month or quarter (including as a result of the commencement and expiration of the Waiver Period) shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial month or quarter relative to the total number of days in such month or quarter). For purposes of this Agreement, cash equivalents shall mean U.S. government securities and commercial paper instruments maturing within one year of purchase of such instrument by the Company. “Waiver Period” means the period commencing on ~~the Effective Date~~February 1, 2020 and ending on August 1, 2021.
(b) The Incentive Fee shall consist of two parts—an incentive fee based on income and an incentive fee based on capital gains, as follows:
(i) The part of the Incentive Fee based on income (the “Income Fee”) will be calculated and payable quarterly in arrears based on the Company’s Pre-Incentive Fee Net Investment Income for the immediately preceding calendar quarter. For this purpose, Pre-Incentive Fee Net Investment Income means the Company’s interest income, distribution income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the relevant calendar quarter(s), minus the Company’s operating expenses incurred during the relevant calendar quarter(s) (including the Base Management Fee, expenses payable under the Administration Agreement and any interest expense and dividends and other distributions paid on any issued and outstanding debt or preferred stock, but excluding the Incentive Fee). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt instruments with payment-in-kind (“PIK”) interest, preferred stock with PIK dividends and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.
Pre-Incentive Fee Net Investment Income will be compared to a “Hurdle Amount” equal to the product of (i) the “hurdle rate” of 1.75% per quarter (7.00% annualized) and (ii) the Company’s net assets (defined as total assets less indebtedness and before taking into account any Incentive Fees payable during the period) at the end of the immediately preceding calendar quarter. There is also a “catch-up” feature described in detail below.
For purposes of computing Pre-Incentive Fee Net Investment Income, the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, net interest income, if any, associated with a derivative financial instrument or swap (which represents the difference between (i) the interest income and fees received in respect of the reference assets of the derivative financial instrument or swap and (ii) the interest expense or financing charges paid by the Company to the derivative or swap counterparty) will be included in the calculation of Pre-Incentive Fee Net Investment Income for purposes of the Income Fee.
The Company will pay the Income Fee in each calendar quarter as follows:
1. no Income Fee in the calendar quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Amount;
2. 100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Amount but is less than or equal to 2.1212% in the calendar quarter; and
3. 17.5% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1212% in the calendar quarter;
provided, however, that the Advisor agrees to waive the Income Fee for the Waiver Period.
These calculations will be appropriately pro-rated for any period of less than three months and adjusted for any share issuances or repurchases by the Company during the current quarter. ~~If the Effective Date occurs on a date other than the first day of a calendar quarter, the Income Fee for such quarter shall be the sum of the Income Fee payable under the Prior Agreement for the portion of such quarter occurring prior to the Effective Date and the Income Fee payable for the portion of such quarter occurring following the Effective Date, in each case appropriately pro-rated based on the number of days in each such period in accordance with the preceding sentence and subject to the Advisor’s agreement to waive the Income Fee for the Waiver Period.~~ If the Waiver Period ends on a date other than the last day of a calendar quarter, the Income Fee shall be calculated for the full calendar quarter as set forth above; provided, however, that the Advisor shall waive a portion of the Income Fee determined by multiplying the Income Fee for the full calendar quarter by a fraction determined by dividing (i) the number of days in such quarter prior to the expiration of the Waiver Period by (ii) the total number of days in such calendar quarter.
The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears in cash as of the end of each fiscal year (or upon termination of this Agreement as set forth below), and will equal 17.5% of the Company’s aggregate realized capital gains on a cumulative basis from inception through the end of the fiscal year, computed net of the Company’s aggregate realized capital losses and aggregate unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid Capital Gains Fees.
For purposes of computing the Capital Gains Fee:
1. the calculation methodology will look through derivative financial instruments or swaps as if the Company owned the reference assets directly. Therefore, realized gains and realized losses on the disposition of any reference assets, as well as unrealized depreciation on reference assets retained in the derivative financial instrument or swap, will be included on a cumulative basis in the calculation of the Capital Gains Fee;
2. the cumulative aggregate realized capital gains are calculated as the sum of the differences, if positive, between (a) the net sales price of each investment in the Company’s portfolio when sold and (b) the accreted or amortized cost basis of such investment;
3. the cumulative aggregate realized capital losses are calculated as the sum of the amounts by which (a) the net sales price of each investment in the Company’s portfolio when sold is less than (b) the accreted or amortized cost basis of such investment; and
4. the aggregate unrealized capital depreciation is calculated as the sum of the differences, if negative, between (a) the valuation of each investment in the Company’s portfolio as of the applicable Capital Gains Fee calculation date and (b) the accreted or amortized cost basis of such investment.
Notwithstanding the foregoing, if the Company is required by United States generally accepted accounting principles (“GAAP”) to record an investment at its fair value as of the time of acquisition instead of at the actual amount paid for such investment (including, for example, as a result of the application of the acquisition method of accounting), then solely for the purposes of calculating the Capital Gains Fee, the “accreted or amortized cost basis” of an investment shall be an amount (the “Contractual Cost Basis”) equal to (1) (x) the actual amount paid by the Company for such investment plus (y) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the accretion of such investment plus (z) any other adjustments made to the cost basis included in the Company’s financial statements, including payment-in-kind interest or additional amounts funded (net of repayments) minus (2) any amounts recorded in the Company’s financial statements as required by GAAP that are attributable to the amortization of such investment. For the avoidance of doubt, the Contractual Cost Basis as determined pursuant to the foregoing sentence may be higher or lower than the fair value of such investment (as determined in accordance with GAAP) at the time of acquisition. In connection with the foregoing, in the event investments are purchased in a single transaction or series of related transactions for an aggregate purchase price without the Company allocating such purchase price to specific investments, the Company may assign a Contractual Cost Basis to a specific investment equal to such investment’s Pro Rata Share of such aggregate purchase price paid. “Pro Rata Share” means the resulting percentage determined using the amount at which a specific investment acquired in a single transaction or series of related transactions is recorded in the Company’s financial statements at the time of acquisition according to GAAP divided by the total amount at which all investments acquired in the same transaction or series of related transactions are recorded in the Company’s financial statements at the time of acquisition according to GAAP.
In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee. ~~This amendment and restatement of the Prior Agreement shall not be treated as such a termination.~~
(c) In the event that this Agreement is terminated, to calculate the Base Management Fee and Incentive Fee through the termination date, the Company will engage at its own expense a firm acceptable to the Company and the Advisor to determine the maximum reasonable fair value as of the termination date of the Company’s consolidated assets (assuming each asset is readily marketable among institutional investors without minority discount and with an appropriate control premium for any control positions and ascribing an appropriate net present value to unamortized organizational and offering costs and going concern value).
4. Covenants of the Advisor. The Advisor hereby covenants that it is registered as an investment adviser under the Investment Advisers Act. The Advisor hereby agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.
5. Excess Brokerage Commissions. The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Advisor determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net result for the Company.
6. Proxy Voting. The Advisor shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Advisor’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Advisor’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Advisor regarding proxy voting activities undertaken on behalf of the Company.
7. Limitations on the Employment of the Advisor. The services of the Advisor to the Company are not, and shall not be, exclusive. The Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that its services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Company, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, stockholders, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.
Subject to any restrictions prescribed by law, by the provisions of the Code of Ethics of the Company and the Advisor and by the Advisor’s Allocation Policy, the Advisor and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Company or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Company; provided that the Advisor allocates investment opportunities to the Company, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Advisor is not, and shall not be, obligated to initiate the purchase or sale for the Company of any security that the Advisor and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Advisor, such transaction or investment appears unsuitable or undesirable for the Company. Moreover, it is understood that when the Advisor determines that it would be appropriate for the Company and one or more Managed Accounts to participate in the same investment opportunity, the Advisor shall seek to execute orders for the Company and for such

Managed Account(s) on a basis that the Advisor considers to be fair and equitable over time. In such situations, the Advisor may (but is not required to) place orders for the Company and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Advisor may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Advisor may allocate the investment opportunities among participating accounts in a manner that the Advisor considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Advisor deems relevant.
8. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Advisor or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Advisor or the Administrator shall be deemed to be acting in such capacity solely for the Company and not as a manager, partner, officer and/or employee of the Advisor or the Administrator or under the control or direction of the Advisor or the Administrator, even if paid by the Advisor or the Administrator.
9. Limitation of Liability of the Advisor; Indemnification. The Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Advisor (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).
10. Effectiveness; Duration and Termination of Agreement. This Agreement shall become effective as of the Effective Date and remain in effect for ~~one~~ two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors, or by the vote of stockholders holding a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Advisor. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Except with the consent of the Advisor, upon termination of this Agreement, the Company shall immediately delete the term “Crescent” from its corporate name and not incorporate Crescent as part of any subsequent name. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 2 and Section 3 of this Agreement through the date of termination or expiration and Section 9 shall continue in full force and effect and apply to the Advisor and its representatives as and to the extent applicable.

11. No Third-Party Beneficiaries. This Agreement is made for the benefit of and shall be enforceable by, each of the parties hereto and nothing in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person that is not a party (except as herein otherwise specifically provided) to this Agreement.
12. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.
13. Amendments. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.
14. Entire Agreement; Governing Law. This Agreement ~~and the Transaction Support Agreement between the parties hereto (the “TSA”), dated as of August 12, 2019,~~ contains the entire agreement of the parties and supersedes all prior agreements ~~(including the Prior Agreement)~~, understandings and arrangements with respect to the subject matter of this Agreement ~~and the TSA~~. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.
* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.
CRESCENT CAPITAL BDC, INC.

By:
Name:	Jason Breaux
Title:	Chief Executive Officer

CRESCENT CAP ADVISORS, LLC

By:
Name:	Jason Breaux
Title:	Chief Executive Officer

By:
Name:	George P. Hawley
Title:	General Counsel
[Signature page for Amended and Restated Investment Advisory Agreement]